EXHIBIT 10.24

LEASE AGREEMENT BY AND BETWEEN NETSOL PVT LIMITED AND MRS.RAMEEZA ZOBAIRI DATED DECEMBER 5, 2005

PAKISTAN

100 RS.


ONE HUNDRED RUPEES
(۱۰۰)
پاکستان

SHAKEEL ... STAMP VENDOR

05 DEC 2005

S. No. 10627

Issue to with ... Khayaban-e-Jarbil (Pvt) Ltd.

Through with ... Karachi

Purpose ...

Value Rs. 100/- ...

Stamp Vendor's Signature ...

Karachi office copy

LEASE AGREEMENT

THIS AGREEMENT is made at Karachi on this 5th day of December, 2005;

BETWEEN

Mrs. Rameeza Zobairi W/o Abdul Rehman Khan Zobairi, Muslim, adult, resident of D-77, Block 4, Gulshan-e-Iqbal, Karachi, holding National Identity Card Number 42000-1502506-4, (hereinafter referred to as the **"Owner"** which expression wherever the context shall so require or permit, includes its successors in interests and assigns) of the **ONE PART;**

And

NetSol (Pvt.) Ltd., a company incorporated in Pakistan, having its Registered Office at NetSol IT Village (Software Technology Park), NetSol Avenue, Main Ghazi Road, Lahore Cantt, 54792, through its Senior Vice President, **Mr. Fasih Uddin Ghauri**, holding National Identity Card Number 42301-6380321-7, (hereinafter referred to as the **"Tenant"**, which expression shall wherever the context requires or permits, mean and include its successors in interest and assigns) of the **Other Part.**

[The terms *"Owner"* and *"Tenant"* are hereinafter collectively referred to as **"Parties"**].

x Rameeza

WHEREAS Khayaban-e-Iqbal (Private) Limited (the **"Lessor"**) is the lawful owner, well and sufficiently entitled to and possessed of a Plot bearing No. G-20, Block-09, KDA Scheme No. 05, situated at Kehkashan, Clifton, Karachi (the **"Plot"**) with a building namely; "The Forum" comprising of 02 (two) parking floors, 02 (two) shopping floors, and 07 (seven) office floors constructed thereon (the **"Building"**).

AND WHEREAS the Owner acquired the ownership and vacant, peaceful and physical possession of an Office bearing No. 203, measuring 1883.00 square feet, situated on Second Floor of the Building (hereinafter referred to as the **"PROPERTY"**) from the Lessor vide Allotment letter dated July 30, 1996.

AND WHEREAS the Owner is well and sufficiently entitled to and possessed of the said Property and is duly permitted by the Lessor to give the said Property on rent along with permanent fixtures and fittings thereon together with the finishing details as specified in Annexure "B" (hereinafter referred to as the **"Demised Property"** and more specifically described in Schedule I hereto and shown in the plan attached hereto), subject to the terms and conditions contained in the NOC to lease issued by the Lessor to the Owner (the copy of the Allotment Letter in favor of the Owner and Copy of the NOC/ permission to lease issued by the Lessor in favor of the Owner are attached as Annexure "C" & "D", respectively with these presents).

AND WHEREAS pursuant to the permission from the Lessor and subject to terms contained therein, the Owner has agreed to lease to the Tenant and the Tenant has agreed to take on lease, the Demised Property from the Owner to use as office premises.

AND WHEREAS the Parties hereto have agreed to reduce the terms and conditions of the lease in writing, which shall be as under.

NOW THIS AGREEMENT WITNESSETH and it is agreed by and between the Parties as follows:-

1. In consideration of the rent herein reserved and the observance and performance of the conditions and covenants hereinafter contained by the Tenant, the Owner does hereby demise unto the Tenant the Demised Property together with all rights, appurtenances and privileges thereto belonging, held or enjoyed therewith, to hold the same for a term of three (3) years (the **"Lease Term"**). The Lease Term shall be renewable at the expiry of the Lease Term for a further term upon mutual consent of the Parties on mutually agreed terms and conditions. If this Agreement is not renewed on expiry of the Lease Term, the Tenant shall hand over vacant peaceful possession of the Demised Property, fair wear and tear to be excepted, and the Tenant shall at its own cost and expense repair and replace any broken or damaged items of fittings, fixtures and amenities, etc. provided along with the Demised Property.

2. The Agreement shall become effective between the Parties upon signing of this Agreement.

3. **THE TENANT HEREBY COVENANTS WITH THE OWNER AS FOLLOWS:**

(i) The handing over and taking over of exclusive, vacant, peaceful, physical possession of the Demised Property has taken place at the time of execution of this Agreement simultaneously with the commencement of the Lease Term i.e. December 5, 2005.

(ii) The rent of the Demised Property during the Lease Term shall be calculated from the date of commencement of the Lease Term and shall be Rs. 55.00 (Rupees Fifty Five only) per square foot per month amounting to Rs. 103,565.00 (Rupees One Hundred Three Thousand Five Hundred and Sixty Five only) per month (**"Monthly Rent"**). The rent for the Demised Property shall escalate @ 10% per annum upon expiry of the first year of the Lease Term i.e. from December 5, 2006. A sum of Rs. 1,242,780.00 (Rupees One Million Two Hundred Forty Two Thousand Seven Hundred and Eighty only) has been paid by the Tenant to the Owner as advance rent for the first year of the Lease Term (the **"Advance Rent"**) at the time of execution of this Agreement vide Cheque No. 1880102 dated December 2, 2005 drawn on Askari Commercial Bank receipt whereof the Owner acknowledges. The rent of the Demised Property for the remaining period of the Lease Term shall be payable annually in advance.

(iii) A sum of Rs. 621,390.00 (Rupees Six Hundred Twenty One Thousand Three Hundred and Ninety only) calculated @ six month's Monthly Rent, has been paid by the Tenant to the Owner as security deposit (the "Security Deposit") at the time of execution of the Agreement vide Cheque No. 1880101 dated December 2, 2005 drawn on Askari Commercial Bank which shall not be adjusted against Monthly Rent, however, upon vacation of the Demised Property by the Tenant to the Owner upon termination of this Agreement earlier to the expiry of the same or upon expiry of the Lease Term or Renewed Term, the Security Deposit will be refunded to the Tenant subject to adjustment of any arrears of rent, utility bills (if any) and/or costs of restoration/repairs for any damage caused to the Demised Property by Tenant's negligence.

(iv) That the above mentioned rent in respect of the Demised Property shall be exclusive of electric charges, gas charges, water and conservancy charges, telephone, telex and all other charges, levies or other amenities used by the Tenant within the Demised Property. The Tenant shall promptly pay to the applicable agency/body supplying the utilities, all the utility bills including electricity, charges for telephone usage, water and/or gas consumed at the Demised Property for the period during which the Demised Property is in Tenant's use and possession, as per the billing. The Tenant shall ensure payment of all security deposit and installation charges if applicable for the connection and use of the utilities.

(v) The Tenant shall promptly pay the rent of the Demised Property to the Owner.

(vi) Except necessitated by law or by virtue of any act or omission of the Owner, the Tenant agrees not to with hold, abate or seize payment of rent until and unless the Tenant has handed over peaceful and vacant possession of the Demised Property to the Owner and this lease has expired or determined in terms provided herein.

(vii) The Tenant shall comply with and abide by all reasonable rules and regulations as may be applicable in respect of the said Building as well as all instructions of the Lessor/Building Management during the Lease Term and/or Renewed Terms.

(viii) Roof ownership and access will remain with the Lessor/Building Management. No access will be allowed to the tenants/occupants of the building.

(ix) The Tenant shall not put any grills/shutters/signboards or any other fixture on the exterior side of the entrance doors or external/elevation windows nor to change the exterior elevation and/or the color scheme of the exterior, Nor to install, permit installation of gas connection at the said Office.

(x) The Tenant shall not use any portion of the common area/corridor except for passage purposes and shall not store any item there and shall keep the same completely clean, presentable. Common areas/corridors and passages shall be kept clear of obstructions by the Tenant at all times. No protrusion shall be allowed in the common areas/corridors and passages and all constructions shall be limited to the area of the said Office. The building management/Lessor reserves the right to remove any such un-authorized construction/protrusion at its discretion without notice.

(xi) No armed security guards will be permitted in the Building without prior written permission of the Lessor / Building Management. Security services shall be obtained by the Tenant with the consent and approval of the Lessor / Building Management. No person / persons carrying arms shall be permitted to enter the Building.

(xii) To keep the Demised Property in clean, tidy, good order and condition and to adopt all such reasonable measures against commission of nuisance as may be necessary so as to ensure that, except as permitted by this lease agreement, no nuisance is caused to the other occupants and visitors of the Building. The Tenant further agrees not to cause obstruction, in any manner whatsoever, to common areas of the Building including common staircases.

(xiii) Not to sub-lease, part with the possession of, create any encumbrance or third party interest (natural or juristic not being employees or agents of the Lessor) on the Demised Property wholly or on any part thereof in any manner, without written permission of the Owner.

(xiv) Not to permit or carry on any activity or service or keep any explosives or any

(xv) To permit the Owner/Lessor through its authorized representatives, to enter upon the Demised Property to inspect the state and condition of the Demised Property.

(xvi) To have all its assets at the Demised Property insured and to renew the same from time to time with any reputed Insurance Company for Lease Term and/or Renewed Term.

(xvii) That the Owner has handed over possession of the Demised Property to the Tenant in good tenantable condition, the receipt whereof the Lessee does hereby admit and acknowledge.

(xviii) That the Tenant shall not make any structural changes or material addition or alterations in the Demised Property without the express written permission of the Lessor/Building Management.

(xix) The Lessor shall not be responsible or liable for the discontinuance of water supply, electric supply, gas supply and/ or any other amenities and/or facilities provided along with the Demised Property, unless such discontinuance is attributable to acts or omissions of the Lessor or his agents.

(xx) That the cost and charges for stamp duty and registration fees will be paid by the Tenant.

(xxi) That the Tenant shall not keep and use generator(s) within the said Office and/or within and/or outside the building.

(xxii) Except with the prior written permission of the building management/ Lessor, no telephone connection, cable, electricity or any other kind of connections shall be allowed at the said Office.

(xxiii) No union for any purpose whatsoever shall be formed by the Tenants.

(xxiv) The Tenant shall ensure that dress code for employees specified by the Lessor/building management is strictly adhered and the employees at the said Office stay inside the said Office and shall not sit or roam around in the lobby and/or the common areas of the building.

4. THE OWNER HEREBY COVENANTS WITH THE TENANT AS FOLLOWS:

(i) The Tenant, so long as it continues paying the rent hereby reserved, along with the Maintenance Charges and observing and performing the conditions and covenants hereinbefore contained, shall enjoy quiet and peaceful possession of the Demised Property from the date of execution of the Agreement without any let or hindrance, by the Owner or any person claiming under or in trust for the Owner.

(ii) That the Lessor shall provide an unhindered passage to the Demised Property for the use of the Tenant, its officers, servants/staff and other authorized persons.

(iii) The Owner shall pay to the concerned authorities all existing and future property taxes on the Demised Property.

(iv) The Tenant shall be entitled to affix signs in the designated areas and spaces of the Building as approved by the Lessor/Building Management. No Neon sign shall be affixed inside the Building, except with the prior written permission of the Lessor/Building Management.

(v) The Owner shall carry out all major or structural repairs to the Demised Property, as and when required during the Lease Term or extensions.

(vi) That the Tenant may make such additions and alterations in the Demised Property and to install such fittings and fixtures at the Demised Property as may be necessary for using the premises as office premises provided the same does not entail any structural damages/changes to the Demised Property.

(vii) That car parking space for two (02) cars has been reserved at the reserved car parking space in the basement of the Building for unconditional use by the Tenant's authorized officers, at all times during the Lease Term and extensions thereof.

5. **IT IS HEREBY MUTUALLY AGREED AS FOLLOWS**

i) That either party shall indemnify the other and keep the other harmless from all claims, demands, damages, costs, actions and charges to which the other party may become subject to and/or may have to pay or be held liable thereof by reason of any injury to any person, property suffered or sustained by any agent, employee, guest, visitor or client of the other party arising out of any negligence or omission of the indemnified party, its representatives or employees or agents through any breach of this agreement.

ii) Any notice required to be given to the Parties under this Agreement shall be deemed to have been served if delivered at or sent by one through registered post addressed to the other at the address mentioned above. The Parties hereby covenant that they shall notify each other in writing of any changes in address/addresses.

iii) Either party may, at all times during the Lease Term and/or Renewed Term, have the option to terminate this Agreement, on a 90 days prior written notice to the other if the other party commits default in due and punctual performance of terms and conditions of this Agreement and the default continues despite a request for rectification of default by the affected party to the party committing default and the defaulter party's failure to rectify the default within the stipulated period.

iv) The Owner shall otherwise have the option to terminate the Agreement during the Lease Term and /or Renewed Term with out assigning any reason upon giving a 2 (two) months prior written notice to the Tenant.

v) The Owner may, however, forthwith terminate this Agreement if: -

a) The Tenant commits default in payment of advance rent / Maintenance Charges fifteen days from the date the rent and/or above charges have fallen due for payment.

b) The Tenant is adjudicated or found insolvent or an order for winding-up of the Tenant is passed by a competent court or a resolution is passed by the shareholders of the Tenant for the winding-up or dissolution of the Tenant or for the appointment of a liquidator or an administrator or receiver.

6. **MISCELLANEOUS PROVISIONS**

(i) Any failure by either party to insist upon strict performance of any covenant /terms of this Agreement shall not be construed as a waiver of the parties right to enforce the same against the other.

(ii) The Owner may on giving 90 days prior notice to the Tenant assign its interest to a party which is capable of performing its obligations as Owner, subject to the assignee/purchaser/transferee acknowledging to be bound by the terms and conditions of this lease agreement and that such transfer will not affect the Tenant's rights and the Tenant's obligations.

(iii) Each of the provisions of this lease agreement is severable and distinct from the others and if at any time one or more of such provisions is, or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

(iv) No modification or amendment of the terms of this Agreement shall be effective unless in writing and signed by or on behalf of the Parties by duly authorized representatives of the Parties.

<u>Schedule 1</u>

All that piece and parcel of office bearing number 203, measuring 1883.00 square feet located on the Second Floor in the building namely; "The Forum" comprising of 11 floors constructed over Plot bearing No. G-20, Block-09, KDA Scheme No. 05, situated at Kehkashan, Clifton, Karachi along with permanent fixtures and fittings thereon, abutted and abounded as under: -

On the North by	:	200 ft. Wide Road
On the South by	:	Plot No. F-2
On the East by	:	50 Ft. Wide Road

IN WITNESS WHEREOF the Parties have set their hands and seal below on the day and year first above written.

1. **For and on behalf of Owner**

x Rameeza Zobairi

Mrs. Rameeza Zobairi
W/o Abdul Rehman Khan Zobairi
NIC #: 42000-1502506-4

2. **For and on behalf of NetSol (Pvt.) Ltd.**

Fasih Uddin Ghauri
Senior Vice President
NIC #: 42301-6380321-7

Witnesses:

1. ______	2. ______
Name: AYAZ WAJAY	Name: ______
Address: 95/II, SABA Avenue DHA PL. V EX 7-	Address: ______
N.I.C. No. 42301-8503885-7	N.I.C. No. ______